UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

January 19, 2016
Date of report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2016, David M. Danziger resigned from the Board of Directors (the “Board”) of Griffin Industrial Realty, Inc. (“Griffin” or the “Registrant”), effective upon the election of his successor.  On January 19, 2016, the Board elected Michael S. Gamzon to succeed David M. Danziger as a director of Griffin. The resignation of Mr. Danziger was to enable Griffin to maintain compliance with NASDAQ regulations that require boards to have a majority of their members be independent directors.

In addition, as previously disclosed by Griffin in a Current Report on Form 8-K filed on April 10, 2015, effective January 1, 2016, Mr. Gamzon, who served as Griffin’s President and Chief Operating Officer since May 2012, succeeded Frederick M. Danziger as Griffin’s Chief Executive Officer. Mr. Frederick M. Danziger remains Chairman of the Board.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s January 20, 2016 press release disclosing the management and Board changes discussed in Item 5.02 of this Current Report is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Press Release dated January 20, 2016 (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: January 20, 2016